CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of UroGen Pharma Ltd. of our report dated March 21, 2022 relating to the financial statements, which appears in UroGen Pharma Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2021.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 15, 2022